Filed Pursuant to Rule 424(b)(5)
Registration No. 333-248412

PROSPECTUS SUPPLEMENT

(To Prospectus dated September 1, 2020)

2,116,050 Shares of Common Stock

We are offering an aggregate of 2,116,050 shares of our common stock, par value $0.001 per share (the “Common Stock”) at a purchase price equal to $2.4925 per share. In a concurrent private placement, we are also selling to purchasers of our Common Stock in this offering, warrants to purchase up to 1,058,025 shares of our Common Stock (the “Warrants”). The Warrants are immediately exercisable at an exercise price of $2.43 per share and have a term of exercise equal to five (5) years from September 16, 2020. The Warrants and the shares of our Common Stock issuable upon the exercise of the Warrants are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder.

Our common stock is listed on the NASDAQ Capital Market under the symbol “CLRO.” On September 11, 2020, the last reported sale price of our common stock, as reported on the NASDAQ Capital Market, was $2.43 per share.

Our common stock is being offered pursuant to General Instruction I.B.6 of Form S-3. As of September 2, 2020, the aggregate market value of our outstanding shares of common stock held by non-affiliates, or the public float, was $18,871,627 which was calculated based on 5,701,398 shares of outstanding common stock held by non-affiliates and on a price per share of $3.31, the closing price of our common stock on September 2, 2020. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our common stock in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75,000,000. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12-calendar months prior to and including the date of this prospectus supplement. As a result, we are currently eligible to offer and sell up to an aggregate of approximately $6.3 million of our securities pursuant to General Instruction I.B.6. of Form S-3.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-13 of this prospectus supplement and page 14 of our Annual Report on Form 10-K for the year ending December 31, 2019, which is incorporated by reference in this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We have engaged H.C. Wainwright & Co., LLC, or the placement agent, as our exclusive placement agent in connection with this offering. The placement agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of securities. We have agreed to pay the placement agent the placement agent fees set forth in the table below.

	Per Share of Common Stock	Total
Public Offering price	$2.4925	$5,274,254.63
Placement Agent Fees(1)	$0.14955	$316,455.28
Proceeds, before expenses, to us	$2.34295	$4,957,799.35

(1)	The placement agent will receive additional compensation. See “Plan of Distribution” for a description of compensation payable to the placement agent.

Edward D. Bagley, our largest stockholder and an affiliate of us, has subscribed for 802,408 shares of our common stock in the offering, and Zeynep Hakimoglu, our chief executive officer, has subscribed for 10,030 shares of our common stock in this offering.

Delivery of the shares of our common stock being offered pursuant to this prospectus supplement and the accompanying prospectus is expected to be made on or about September 16, 2020.

H.C. Wainwright & Co.

Prospectus Supplement dated September 13, 2020.

IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT

We provide information to you about this offering of shares of our common stock in two separate documents that are bound together: (1) this prospectus supplement, which describes the specific details regarding this offering; and (2) the accompanying prospectus, which provides general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both documents combined. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement.

You should rely only on information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. We have not, and the placement agent has not, authorized anyone to provide you with information that is different. We are offering to sell and seeking offers to buy shares of our Common Stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein are accurate only as of their respective dates, regardless of the time of delivery of this prospectus supplement or of any sale of our Common Stock.

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PROSPECTUS SUPPLEMENT SUMMARY

The items in the following summary are described in more detail later in this prospectus supplement, in the accompanying prospectus and in the documents incorporated by reference herein and therein. This summary provides an overview of selected information and does not contain all the information you should consider before investing in our securities. Therefore, you should carefully read this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference, which are described under “Where You Can Find More Information” and “Important Information Incorporated by Reference” in this prospectus supplement. You should also carefully consider the matters discussed in the sections in this prospectus supplement entitled “Risk Factors” and in the accompanying prospectus and in other periodic reports incorporated herein by reference.

Our Business

Overview

We have been a global market leader enabling conferencing, collaboration, and network streaming solutions. We design, develop and sell conferencing, collaboration and network streaming solutions for voice and visual communications. The performance and simplicity of our advanced comprehensive solutions offer unprecedented levels of functionality, reliability and scalability.

Our comprehensive line of high-quality conferencing and collaboration products are targeted for large, medium and small businesses, as well as for personal use. We have been a global market leader in the installed professional audio conferencing market, where our products are used in numerous industries such as enterprise, healthcare, education, government, legal and finance.

We have an established history of product innovation and plan to continue to apply our expertise in audio, video and networked AV to design, develop and introduce innovative new products and enhance our existing products. Our end-users range from some of the world’s largest and most prestigious companies and institutions to small and medium-sized businesses, higher education and government organizations, as well as individual consumers. We sell our commercial products to these end-users through a global network of independent distributors who, in turn, sell our products to dealers, systems integrators and other value-added resellers. We also sell directly to dealers, systems integrators and other value-added resellers. Our solutions save end-users time and money by creating a natural environment for collaboration and communication. Our partners, who are involved in system integration are benefitted with simpler project design and support costs with our products designed and built to work with each other seamlessly.

Our Strategy

Our primary challenge is the loss in revenue due to infringement of our patents by competitors and consequent reduction in cash flows due to operating losses and litigation costs. Our current strategy consists of the following three elements to overcome this adverse situation:

● Continue our product innovation to bring to market products that are needed by our partners and end-users

● Cut costs to operate efficiently

● Defend our intellectual property through litigation

We currently participate in the following markets:

● All aspects of audio conferencing including installed professional audio conferencing through DSP mixers, USB based speakerphones and table-top conferencing;

● Professional microphones to support audio and video collaboration through patented beamforming microphones, ceiling microphones and wireless microphones;

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● Visual collaboration in all forms including low-cost room appliances, professional cameras, Bring-Your-Own-Device and cloud video services encompassing conferencing, interactive whiteboarding, webinar, and wireless sharing; and

● Audio Visual Networking which includes network media streaming, video walls, sound reinforcement and audio distribution.

Our business goals are to:

● Improve our global market share in professional installed audio conferencing products for large businesses and organizations;

● Position ClearOne as the preferred AV channel partner uniquely offering a complete value-chain of natively integrated solutions from audio to video maximizing AV channel partner profitability;

● Extend total addressable market from installed audio conferencing beachhead to adjacent complementary markets – microphones, video collaboration and AV networking;

● Continue to leverage the video conferencing, collaboration and AV networking technologies to enlarge our current market share;

● Focus on the small and medium business market with appropriately scaled, lower cost and less complex products and solutions;

● Capitalize on the growing influence of information technology channels in the audio-visual market and introduce more solutions to these channels;

● Capitalize on the convergence of audio visual and information technology to meet enterprise and commercial multimedia needs and the end-users’ transition from high-priced systems to low cost, complete AV room solutions and cloud services;

● Leverage software-based platforms across all our product lines; and

● Expand and strengthen our sales channels.

We will continue to focus on our core strengths, which include the following:

● Providing a superior conferencing and collaboration experience;

● Delivering the complete value chain for audio visual communication;

● Extending our capabilities in product innovation through software-based video collaboration and AV networking

● Offering greater innovation, interoperability and value to our end-users and channel partners;

● Leveraging and extending ClearOne technology, leadership and innovation;

● Leveraging our strong domestic and international channels to distribute new products; and

● Strengthening existing end-user and channel partner relationships through dedicated and comprehensive support.

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Our Products

Our products can be broadly categorized into the following:

● Audio conferencing including installed DSP based professional audio conferencing, USB-based speakerphones and table-top audio conferencing

● Professional microphones consisting of patented beamforming microphones, ceiling microphones and wireless microphones; and

●Video products including video collaboration and AV networking

AUDIO CONFERENCING

Our full range of audio conferencing products include (i) professional installed DSP based audio conferencing and sound-reinforcement products used in enterprise, healthcare, education and distance learning, government, legal and finance organizations, (ii) mid-tier premium conferencing products for smaller rooms and small and medium businesses which interface with video and web conferencing systems, (iii) affordable USB-based speakerphones that can be used with PCs, laptops, tablets, smartphones, and other portable devices, and (iv) traditional tabletop conferencing phones used in conference rooms and offices.

Our audio conferencing products feature our proprietary HDConference®, Distributed Echo Cancellation® and noise cancellation technologies to enhance communication during a conference call by eliminating echo and background noise. Most of our products also feature some of our other HDConference proprietary audio processing technologies such as adaptive modeling and first-microphone priority, which combine to deliver clear, crisp and full-duplex audio. These technologies enable natural and fatigue-free communication between distant conferencing participants.

Our audio conferencing products contributed 46.3% and 49.5% of our consolidated revenue in 2019 and 2018, respectively.

Professional installed audio conferencing and sound reinforcement

We have been a global market leader in the professional installed audio conferencing market. We have been a pioneer in the development of high-end, professional conferencing products and we have established strong brand recognition for these products worldwide. Our installed professional conferencing products include the CONVERGE® Pro 2, CONVERGE Pro and CONVERGE SR product lines.

Our flagship CONVERGE Pro 2 and CONVERGE Pro product lines lead our professionally installed audio products line. The CONVERGE Pro product line includes the CONVERGE Pro 880, CONVERGE Pro 880T, CONVERGE Pro 880TA, CONVERGE Pro 840T, CONVERGE Pro 8i, CONVERGE Pro TH20 and CONVERGE Pro VH20, and the CONVERGE SR product line including CONVERGE SR1212 and SR1212A which together offer various levels of integration and features to allow a commercial system integrator to optimize a system to fit diverse conferencing applications and environments.

We began shipping a limited number of SKUs of the latest generation of CONVERGE Pro products broadly called as CONVERGE Pro 2 at the end of 2016. We added more SKUs to CONVERGE Pro 2 line which now includes CONVERGE Pro 2 128, CONVERGE Pro 2 128D, CONVERGE Pro 2 128T, CONVERGE Pro 2 128TD, CONVERGE Pro 2 128V, CONVERGE Pro 2 128VD, CONVERGE Pro 2 128VT, CONVERGE Pro 2 128VTD, CONVERGE Pro 2 120, CONVERGE Pro 2 012, CONVERGE Pro 2 48T, CONVERGE Pro 2 48V, CONVERGE Pro 2 48VT, CONVERGE Pro 2 48VTD, CONVERGE Pro 2 128SR and CONVERGE Pro 2 128SRD.

CONVERGE Pro 2’s broad DSP platform satisfies clients’ diverse audio needs with these features:

● Best-in-class audio delivered through next-gen Acoustic Echo Cancellation and Noise Cancellation processing with Acoustic Intelligence, advanced microphone gating and built-in DARE™ feedback elimination.

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● Powerful architecture with smaller footprint – 12 Mic/line inputs per unit, built-in USB audio interface, built-in optional Dante™ for networked audio.

● Daisy-chainable design to support up to 144 Mic/line inputs, C-Link expansion bus with 64 channels and P-Link bus for scalable connection of peripheral devices including any combination of ClearOne peripheral devices, such as the new Beamforming Microphone Array 2, USB Expander unit, GPIO Expander unit and/or the new DIALOG® 20 Wireless Microphone system.

● Supports video conferencing, audio and web conferencing, Skype® for Business meetings, in-room meetings, wireless presentation, and more.

● Integration of VoIP or telephony, USB, and Dante™ for maximum functionality.

● A new expansion bus that delivers increased audio-channel scalability to support large audio projects.

● Ability to control local meeting rooms and audio distribution applications with flexible options – touch panel controller, BYOD dialer apps or 3rd party control modules.

● Configure, manage, monitor and troubleshoot the entire system of auto-discovered devices with MatrixView™ and FlowView™ for visualized audio signal paths.

CONVERGE Pro 2 line of products is ably supported by a touch panel controller, a GPIO expansion box, a USB expansion box and a wall-mount Bluetooth Expander. CONVERGE Pro 2 VoIP SKUs are certified to interoperate with Cisco, Avaya and ShoreTel SIP based VoIP systems and also interoperate with Microsoft Skype for Business.

Mid-Tier Premium Conferencing

Our INTERACT® product line is a mid-tier, lower cost, conferencing product line designed to meet the needs of our larger customers with smaller conferencing rooms as well as small and medium businesses. The INTERACT product series is comprised of the INTERACT AT and the INTERACT Pro. Both systems can be easily connected to enterprise telephones, analog POTS lines, existing HD video codecs and soft video clients. These INTERACT systems also include a USB audio interface to connect to PCs, laptops and tablets, as well as to rich multimedia devices, such as video or web conferencing systems and emerging unified communication systems for enhanced collaboration.

During 2018, we introduced and started shipping CONVERGE Huddle, another addition to the mid-tier premium conferencing line. CONVERGE Huddle is a versatile solution for multiple use huddle room environments at a price point that meets budget requirements for audio and video collaboration applications. CONVERGE Huddle connects to ClearOne or third-party peripheral devices, such as microphones, speakers, cameras, and display screens and applications such as Spontania®, Skype® for Business, GoToMeeting ™, WebEx® through single clutter-free connection via USB 3.0 to laptop. It comes with the latest Acoustic Echo Cancellation and Noise Cancellation algorithms and a user-friendly CONSOLE® software. It can be mounted easily under a table, behind a display, or in a rack.

Speakerphone

Our CHAT® product line of speakerphones includes affordable and stylish USB based personal and group speakerphones. CHAT speakerphones provide full-duplex and rich full bandwidth frequency response for superior audio clarity. CHAT products are designed for a wide variety of applications and devices (fixed or portable) for greatly enhanced collaboration wherever and whenever needed. CHAT speakerphones are offered either as personal speakerphones under CHAT 50, CHAT 60 or CHAT 70 SKUs or as group speakerphones under CHAT 150, CHAT 160 and CHAT 170 SKUs.

CHAT 50/60/70 personal speakerphones are approximately the size of a deck of cards, and connect to PCs and MACs for rich, clear, hands-free audio and playback. CHAT 150 group speakerphones are designed for small group use. These can also connect many of the same devices and applications as the CHAT personal speakerphones but feature three microphones in larger design for use by a larger number of participants. CHAT 150/160/170 group speakerphones have the ability to add high-quality, full-duplex speakerphones to user enterprise telephone handsets such as Avaya and Cisco. CHAT group speakerphones make it possible to introduce rich, crystal clear conferencing capability without the need for introducing a separate traditional conference phone. CHATAttach® is comprised of two CHAT 150 group speakerphones which can be daisy-chained together to function as a single conferencing system for much larger coverage than a single CHAT 150. CHAT group speakerphones are integral to our media collaboration product line as our media collaboration products are tightly integrated with CHAT group speakerphones for high quality audio experience.

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Tabletop Conferencing

Our tabletop conferencing product line offered under MAX® brand is comprised of the following product families: MAX EX and MAXAttach® wired conference phones; MAX Wireless and MAXAttach Wireless conference phones; and MAX IP and MAXAttach IP conferencing phones. Designed for use in executive offices or small conference rooms with multiple participants, MAX Wireless can be moved from room to room within 150 feet of its base station. MAXAttach Wireless was the industry’s first and remains the only dual-phone, completely wireless solution. This system gives customers tremendous flexibility in covering larger conference room areas. MAX EX and MAXAttach wired phones can be daisy chained together, up to a total of four phones. This provides even distribution of microphones, loudspeakers, and controls for better sound quality and improved user access in medium to large conference rooms. In addition, all MAXAttach wired phones can be used separately when they are not needed in a daisy-chain configuration. MAX IP and MAXAttach IP are VoIP tabletop conference phones which are based on the industry-standard SIP signaling protocol. These phones can also be daisy-chained together, up to a total of four phones.

PROFESSIONAL MICROPHONES

Our microphones contributed 35.2% and 32.0% of our consolidated revenue in 2019 and 2018, respectively.

Beamforming Microphone Array

ClearOne began shipping the first generation Beamforming Microphone Array in March 2013. This product works with CONVERGE Pro 880, CONVERGE Pro 880T, CONVERGE Pro 880TA and CONVERGE Pro 840T.

Beamforming Microphone Array 2, the next generation Beamforming Microphone Array started shipping in the last quarter of 2017 and affirmed ClearOne’s clear industry leadership with the following outstanding features:

● Significantly enhanced and new echo cancellation, using direction of arrival determination for demanding acoustic environments.

● Acoustic intelligence with adaptive ambience - faster convergence and better adaptation to changes in room acoustics, such as ambient noise from chairs moving, doors closing, chatter in the background, or any spikes in sound that alter the path of the audio, using separate acoustic echo cancellation for each fixed beam and inhibiting beam selection when the far end is active.

● Dramatically better mic pickup, including using an augmenting microphone signal, sharpening the capability to detect softer voices.

● Natural and clearly intelligible audio, even when two people speak at once.

● Zero consumption of analog I/O and signal processing in the DSP mixer leaving those resources available for other needs.

● Single cable for power, audio and control.

● Two power options – P-Link and POE.

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● Daisy-chains with all ClearOne P-Link devices and works with CONVERGE Pro 2 DSP AEC mixers.

● Easy configuration and management through CONSOLE software.

During the first quarter of 2019, the Company began shipping our patented Beamforming Microphone Array Ceiling Tile (BMA CT) to our partners.  All of the innovations developed for the BMA CT make the integrator’s job easier and more profitable. The BMA CT dramatically transforms how integrators can approach system design for ceiling tile installations, allowing for multi-array setups that can utilize a single, low-channel count DSP mixer while maintaining ClearOne’s high level of performance and reliability. Further simplification comes from the array’s built-in power amplifier, which allows each array to drive two 10-Watt, 8-Ohm loudspeakers. The BMA CT also features ClearOne’s proprietary adaptive steering technology (think of it as smart switching). This provides impeccable room coverage while eliminating the need to adjust individual beams. Integrators can daisy chain ceiling tiles via P-Link (ClearOne’s proprietary peripheral link) for larger conference setups – for simpler wiring and longer distances compared to networked home-run connections. P-Link also allows integrators to daisy chain additional peripherals such as wireless mics, USB Expanders, and GPIO Expanders.  The system supports all of this functionality with zero consumption of analog I/O and signal processing in the DSP mixer leaving those resources available for other needs.

Ceiling Microphone Array

The ClearOne Ceiling Microphone Array enhances almost any professional conferencing application which demands high-quality audio. The Ceiling Microphone Array is easily installed and combines affordability with exceptional audio quality. With three wide-range microphones mounted together into a single unit array, the Ceiling Microphone Array provides the rich sound of three individual unidirectional microphones while maintaining full 360-degree coverage.

This product line was further strengthened in 2018 by the introduction of the Ceiling Microphone Array Analog-X series of ceiling microphones. These products feature superior sound quality, adjustability for desired height from 0 to 7 feet and numbered microphone elements for easy identification.

This product line was further expanded with the introduction of Ceiling Microphone Array Dante, a tri-element ceiling microphone array with built-in Dante audio networking for conferencing and sound reinforcement applications. Each Ceiling Microphone Array Dante utilizes three premium quality microphone elements to deliver 360-degree room coverage for boardrooms, conference rooms, telemedicine facilities and more. Dante networking technology offers simple installation with CAT5 or CAT6 cabling, and delivers uncompressed, multi-channel audio with near-zero latency and sample accurate time synchronization throughout the network.

Wireless Microphones

In 2013, ClearOne introduced WS800 Wireless Microphone Systems, including four new models of wireless microphones/transmitters (Tabletop/boundary, Gooseneck, Handheld, Bodypack) and a base-station receiver with either 4 or 8 channels, which connect to professional audio mixers. Since the Sabine acquisition in 2014, our portfolio of wireless microphone systems was enhanced by the introduction of digital compressed versions, Dante standard compatible versions and more frequency ranges catering to various international markets.

During 2017, we started shipping DIALOG® 20, the two-channel wireless microphone system. Leveraging the full power of ClearOne's robust, adaptive frequency-hopping "spread" spectrum technology within the 2.4 GHz unlicensed spectrum, DIALOG 20 has several advantages over fixed-frequency transmission. DIALOG 20 incorporates flexible features and multiple options usually available only in much larger systems. While DIALOG 20 works seamlessly with all commercially available mixers, it boasts additional features when natively interfacing with our new CONVERGE Pro 2 or new Beamforming Microphone Array 2.

VIDEO

Our video products include video collaboration and AV networking products. Our video products contributed 18.4% and 18.5% of our consolidated revenue in 2019 and 2018, respectively.

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Video Collaboration

Our Media Collaboration suite of products is led by our comprehensive portfolio of industry-leading COLLABORATE® branded videoconferencing and collaboration solutions.

COLLABORATE Live 300 includes a free 90-day COLLABORATE Space web conferencing subscription, a Skype for Business client, SIP/H.323 video conferencing, wireless presentation and interactive whiteboard capabilities — along with one CHAT 150 speakerphone and one UNITE 150 PTZ camera with 1080p30, 12x optical zoom. COLLABORATE Live 300 succeeded COLLABORATE Pro 300, which included video appliance, UNITE® 150 camera, CHAT® 150C speakerphone and 90-days subscription to Spontania cloud video, audio and web conferencing, SIP/H.323 video conferencing, in-room wireless presentation and optional Skype® for Business native integration.

COLLABORATE Live 600 is a video collaboration system that delivers crystal-clear, full-duplex audio for medium-sized conference room environments.  It offers the same suite of built-in video conferencing capabilities, the UNITE 200 PTZ camera, an ultra-friendly user interface, and a 90-day free COLLABORATE Space trial subscription.  For audio, the system features two ClearOne CHAT® 150 speakerphones that daisy chain with CHATAttach® for crystal-clear audio quality. COLLABORATE Live 600 succeeded COLLABORATE Pro 600, which included video appliance, UNITE 200 camera, CHATAttach® 150 speakerphones, and 90-days subscription to Spontania cloud video, audio and web conferencing, SIP/H.323 video conferencing with 4-way built-in MCU, in-room wireless presentation, optional Skype for Business native integration, capture recording and streaming. This solution is targeted at medium-size rooms.

For large-sized boardrooms, auditoriums, conference rooms, lecture halls, courtrooms, training centers and telemedicine facilities, COLLABORATE Live 900 delivers a complete professional quality collaboration system solution featuring a powerful combination of video components integrated with the most advanced audio DSP technology for the richest possible large meeting room collaboration experience. COLLABORATE 900 features a suite of built-in video conferencing capabilities including a Skype® for Business client, SIP/H.323 video conferencing, wireless presentation, interactive whiteboard, recording and streaming and a user interface that’s as simple and familiar as the interface found on a tablet or mobile device. It also includes a CONVERGE® Pro 2 DSP mixer, the industry’s most advanced audio processor and ClearOne’s Beamforming Microphone Array 2, which features adaptive steering technology (think of it as smart switching) to provide unsurpassed audio pick-up coverage of an entire room.  For high-quality video capture of all participants in the room, the COLLABORATE Live 900 comes with the UNITE® 200 PTZ 1080p60 camera with 12x optical zoom. The system also includes a 90-day free trial of the ClearOne COLLABORATE Space cloud-based video conferencing application. COLLABORATE Live 900 succeeded COLLABORATE Pro 900, which included video appliance, UNITE 200 camera, CONVERGE® Pro installed audio endpoint, Beamforming Microphone Array and 90-days subscription to Spontania cloud video, audio and web conferencing, SIP/H.323 video conferencing with 4-way built-in MCU, multi-user in-room wireless presentation, optional Skype for Business native integration, capture recording and streaming. This solution is targeted at medium and large-size rooms.

COLLABORATE Live 1000 includes ClearOne’s newest beamforming microphone product, the Beamforming Microphone Array Ceiling Tile (BMA CT). COLLABORATE Live 1000 also includes COLLABORATE Space cloud conferencing, Skype® for Business client, SIP/H.323 video conferencing, wireless presentation, interactive whiteboard, recording, and streaming. The system comes complete with the CONVERGE Pro 2 48VT DSP mixer, the industry’s most advanced audio processor, and a user interface that’s as simple and familiar as that found on a tablet or mobile device. A UNITE® 200 PTZ 1080p60 camera with 12x optical zoom ensures high-quality capture of all room participants.

Rounding out ClearOne’s new COLLABORATE Live product line is COLLABORATE Live 200, a new video collaboration system with ultra-wide angle video capture, which is critical for viewing all conference participants in huddle spaces and smaller room environments. Designed specifically to meet huddle space budgets, COLLABORATE Live 200 features the UNITE 50 EPTZ 1080p30 camera with 3x digital zoom and a 120-degree wide-angle field of view. Other features are similar to those found in the COLLABORATE Live 300 system, including the free 90-day COLLABORATE Space subscription.

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Our Media Collaboration series also include COLLABORATE Space, a suite of solutions that unifies messaging, calls, meetings and, perhaps most importantly, minds in a way that will energize workflows and increase productivity for everyone involved in the enterprise. Designed as a persistent, user-friendly collaboration suite, COLLABORATE Space contains many powerful UCC capabilities, as well as the seamless ability to make calls outside the network. By adding phone credits on the account, customers can reach anyone in the world on a standard landline or mobile phone with the system’s integrated phone dialer.

With COLLABORATE Space, users can work together one-on-one, or in groups of hundreds, with integrated file sharing, searchable archives, and user presence information. They can connect with colleagues and contacts, via audio and video, with the most intuitive collaboration tools. Users can meet immediately or schedule a meeting and access a full suite of collaboration features, including file sharing, whiteboarding, annotation, chat, and meeting minutes. Team members wishing to move from email can also create searchable private and public channels, organized by topic, which can be accessed from anywhere. They can also search, access and store agendas, notes, messages, documents, whiteboards, session recordings, and more.  Finally, COLLABORATE Space runs on any device, from desktop to mobile, and on any standards-based video endpoint.

COLLABORATE Space Enterprise has all the functionality people have come to expect from a full-featured cloud collaboration app, with the increased security and full, enterprise control associated with on-premise platforms. In addition to “Enterprise” platform, COLLABORATE Space is available in cloud-based “Basic” and “Pro” versions.

COLLABORATE Space was preceded by Spontania cloud video, audio and web conferencing service that can be deployed on-premises or in the cloud. Spontania offered all sorts of collaboration tools such as screen sharing, application sharing, whiteboard, annotation over presentation, recording, hand-raise and chat. The service is targeted for any workspace including mobile, desktop and rooms of any size; and multiple use cases including meetings, classrooms and training sessions.

Bring your own video and web conferencing – COLLABORATE Versa series offer a USB PTZ camera, a speakerphone and a central hub that connects the laptop to the meeting room peripherals via single USB 3.0 connectivity. COLLABORATE Versa, compatible with Cisco WebEx®, Google Hangouts®, Microsoft Skype for Business® and more, is also bundled with 90-days subscription of Spontania cloud video, audio and web conferencing. This solution is targeted at huddle spaces and medium conference rooms.

COLLABORATE Versa 50 features a ClearOne UNITE® 50 EPTZ 3x zoom 1080p30 camera to capture all participants in the room; a central hub for connecting to dual displays, cameras, audio endpoints, networks and other peripherals; a CHAT® 150 speakerphone with advanced audio processing for a rich conferencing experience; and a complimentary 90-day trial of COLLABORATE Space, ClearOne’s powerful cloud-based audio and video conferencing applications.

The COLLABORATE Versa Pro 50 addresses today’s AV collaboration needs for COLLABORATE Space, MS Teams, Skype® for Business, Zoom, WebEx, GoToMeeting and Spontania with a complete huddle space solution. It features a CONVERGE® Huddle audio DSP mixer for a professional audio experience, a ClearOne UNITE® 50 EPTZ 3x zoom 1080p30 camera, a ceiling microphone array with 360-degree coverage reducing reverberation and noise, and a complimentary 90-day trial of ClearOne COLLABORATE Space. Customers purchasing the COLLABORATE Versa Pro 150 get upgraded to a 1080p30 UNITE® 150 PTZ camera with 12x optical zoom.

COLLABORATE Versa Pro CT, includes a Huddle DSP mixer and the Huddle-compatible and patented BMA CTH that is a perfect fit for small-to medium-sized rooms. The COLLABORATE Versa Pro CT is a great room solution for Bring Your Own Device (BYOD) collaboration using any cloud-based service. such as COLLABORATE® Space, Microsoft® Teams, WebEx®, Zoom®, and more. The system includes the Company’s new BMA CTH Beamforming Microphone Array Ceiling Tile with built-in AEC, providing the same impeccable room coverage as the BMA CT using adaptive steering (think of it as smart switching). The COLLABORATE Versa Pro CT system also includes mic/line inputs with AEC, line outputs, 4x10 Watt power amps, USB audio, mobile phone jack, and HDMI. The system comes preloaded with a project file ready for the most common room configuration. Or it can be further configured using CONSOLE® AI software, now with enhanced visualization and Audio Intelligence.

Additionally, both COLLABORATE Versa Pro 50 and Versa Pro 150 solutions feature a CONVERGE® Huddle audio DSP mixer for a professional audio experience, a Ceiling Microphone Array with 360-degree coverage that reduces reverberation and noise; and an optional clutter-free CONVERGE Huddle VESA mount.

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UNITE 200/150 is a professional-grade PTZ camera series supporting USB, HDMI and IP connectivity. It delivers 1080p HD resolution, 12X optical zoom and is compatible with PC-based and Pro-AV applications, supporting wide range of meeting spaces.

UNITE 50 4K camera is plug-and-play ready with 120-degree field-of-view, digital zoom and pairs easily with any microphone/speaker combination. The UNITE 50 4K camera’s ultra-wide-angle field-of-view is ideally suited for PC-based video conferencing, web conferencing and unified communications, and other collaboration experiences in huddle spaces and small conference rooms. The camera also supports the USB Video Class (UVC) 1.1 standard for maximum compatibility with a wide variety of cloud and room-based solutions. Along with 4K30 resolution, the autofocus camera features 3x digital zoom and a full-function USB 3.0 interface for video and power. Its wide dynamic range provides support for optimal image capture — critical for all video conferencing.

AV Networking

Our AV networking products are primarily sold under VIEW® and VIEW Pro brands and deliver the ultimate IP A/V experience by streaming time sensitive high definition audio and video and control over TCP/IP networks. By combining audio and/or video content, meta-data and control signals into one digital stream in harmony with industry standards, its distributed, edge of the network architecture allows the hardware and the processing power to be distributed across any existing TCP/IP network. This leverages many of the advantages of using TCP/IP over traditional analog systems and other centrally controlled IP-based systems. The ClearOne VIEW and VIEW Pro products are powered by ClearOne’s patented StreamNet® technology. A user can activate and control a single audio source or combination of audio sources, video sources, security systems, HVAC systems, lighting, and other room or facility monitoring functions such as paging or security access by just a single touch to its attractive touch screens. Alternatively, any PC, laptop, tablet, iPod, or other device with a built-in web browser with Flash can control the equipment connected to the system. The VIEW and VIEW Pro systems have no limits on the numbers of sources, displays, or amplifiers in a project and can be used in venues from high-end residential homes to large-scale commercial projects. The number of devices could be determined by the network bandwidth availability, number of media streams and its bandwidth requirements.

Converting an audio or video signal to TCP/IP preserves the digital quality of the signal across the network. Unlike analog systems, which lose quality over long distances, TCP/IP packets are decoded to retain the same digital quality as when they were encoded. The addition of Digital Encoder and Digital Decoder products with DVI/HDMI input and output enhances the flexibility of complete AV distribution system and makes it as easy to use as analog devices.

VIEW Pro solution provides 1080p60, H.264 high definition HDMI video-audio, 4:4:4 true-color, 24 bit per pixel video output. It comes with dual inputs encoder, single input encoder and single output decoder with balanced audio, general purpose control ports and clock synchronized video output. VIEW Pro system also provides PANORAMATM, a multi-view video composition and video-wall software application using its built-in video processing engine, without using external expensive hardware video processors. This continues to be truly differentiated in the professional market by offering complete AV streaming and distribution systems that can scale to fulfill projects of any size and complexity, from light commercial to the very largest environments. VIEW Pro products include E110 and E120 encoders and D110, D210 and D310 decoders. VIEW Pro solution also comes with multiple license options including audio mixing, video composition, video wall, multicast RTSP and local playback.

VIEW CONSOLE software gives integrators a comprehensive platform from which to configure, manage, monitor, and control VIEW system installation using an easy, modern interface. The new toolset, which spotlights the latest in advanced software development technologies, works across ClearOne’s full line of VIEW/VIEW Pro products. In 2017, we released an updated version of VIEW CONSOLE and PANORAMA software applications.

During 2018, the VIEW line of products was strengthened by the introduction of VIEW Lite. The VIEW Lite series which includes an encoder, a decoder and a controller, provide essential functionality that meets the full needs of simple AV over IP applications while simultaneously delivering superb price-to-performance value.

Recent Developments

Products

In the first quarter of 2020, we announced two new additions to our COLLABORATE Versa family of products. COLLABORATE® Versa Room CT, provides all the equipment and accessories needed for exceptional room cloud-based conferencing. At the heart of the system, is the USB audio-enabled Beamforming Mic Array Ceiling Tile (BMA CTH). Thanks to its onboard processing, the BMA CTH performs acoustic echo cancellation, noise cancellation, and beam selection, so no external DSP mixer is required. The array’s adaptive steering (think of it as smart switching) provides impeccable room coverage. The Versa Room CT brings cost-effective professional conferencing audio to small and mid-sized meeting rooms.

S-9

COLLABORATE Versa Lite CT is a USB audio enabled BMA CTH room solution. This solution dramatically enhances the audio experience for any cloud-collaboration application such as COLLABORATE Space, Zoom™, Microsoft® Teams, and Webex™, without the need for a DSP mixer.  The system can be easily and quickly configured using ClearOne’s CONSOLE® AI Lite software with Audio Intelligence™ and Auto Connect™. A laptop or a desktop PC can be connected to the BMA CTH directly through the USB port on the USB Expander to share room audio. The included 50-foot CAT6 cable connects the USB Expander to the BMA CTH.

In February 2020, we announced a new Touch-Panel Controller, a highly intuitive 10-inch touch-screen device, designed for ClearOne’s CONVERGE®  Pro 2 audio DSP mixers as well as COLLABORATE Live video conferencing room systems. Paired with CONVERGE Pro 2 DSP mixers, users can make and receive PSTN and/or VoIP conference calls, and multiparty calls with the easy-to-use on-screen dial pad. When paired with COLLABORATE Live, users can make and receive video calls as well as manage content sharing options.

COLLABORATE Space, our powerful cloud-based collaboration solution, added two new valuable features - webinar hosting and Web RTC. COLLABORATE Space Pro and Enterprise meeting plans can be upgraded to include the new Webinar feature allowing session hosts to conduct video and audio presentations for up to 1000 participants. The new Web RTC feature works with all popular browsers including Microsoft Edge, Google Chrome, Safari and Mozilla Firefox. The new Web RTC feature enables users to easily join full-featured COLLABORATE Space audio and video meetings using a browser with no downloads or plug-ins required. Users can accept meeting, webinar, and classroom invitations and join with a single click; easily sharing and viewing content within a browser window. COLLABORATE Space also added a feature where Microsoft Teams users can now enjoy a richer collaboration than that available within the Teams environment today. This richer collaboration experience includes better video quality, support for multiple cameras, support for multiple displays, and a persistent meeting space where chats, audio and video recordings, documents, meeting minutes, whiteboard sessions, and more can be shared in private or public channels for later access. Users can easily initiate a Space video meeting or join an existing Space video meeting within the MS Teams environment.

In April 2020, we introduced UNITE 20 Pro Webcam, which easily mounts on a PC or laptop to provide full 1080p30 image with an ultra wide-angle field-of-view up to 120°.  A super-high signal-to-noise ratio and advanced 2D and 3D noise reduction provides superior desktop camera video quality.

Litigation Matters

We are involved in litigation against Shure Incorporated (“Shure”) as further described in Part I, Item 3 of our Annual Report on Form 10-K for the year ended December 31, 2019 (the "Annual Report"), which is incorporated herein by reference. Our Current Reports on Form 8-K as filed with the SEC on August 25, 2020 and September 2, 2020, each of which are incorporated herein by reference, disclosed the following recent developments with respect to the litigation proceedings against Shure:

●          Shure, Incorporated v. ClearOne, Inc., 17-cv-3078 (N.D. of Illinois) - In this matter, the Company asserts that Shure’s MXA910, MXA910-A, and MXA910-US infringes two ClearOne patents: U.S. Patent No. 9,635,186 (the “’186 Patent”) and U.S. Patent No. 9,813,806 (the “’806 Patent”).  On July 9, 2020, the Company moved for summary judgment, or partial summary judgment, of infringement by Shure of the ’186 and ’806 patents, and Shure moved on the same day for summary judgment of invalidity of the ’186 and ’806 patents.  On August 12, Shure also moved for summary judgment on various other aspects of the Company’s infringement claims, including arguing that the MXA910 after a recent firmware update does not infringe the ’186 Patent, that the MXA910-A and MXA910-US do not infringe the ’806 Patent, and that the Company is not entitled to lost profits or treble damages.  The motions remain pending.  On September 2, 2020, the Company issued a press release announcing an order issued September 1, 2020 by Judge Edmond E. Chang of the U.S. District Court of the Northern District of Illinois holding that “Shure has violated the preliminary injunction order and is found in contempt because it.”

●          ClearOne, Inc. v. Shure, Incorporated, IPR2019-00683. On August 14, 2020, the Patent Trial and Appeals Board (the “PTAB”) issued its final written decision in this matter, holding that all but two of the original claims in Shure’s U.S. Patent No. 9,565,493 (the “’493 Patent”), claims 6 and 34, are unpatentable in light of the Company’s U.S. Patent No. 9,813,806 and other prior art, and granting Shure’s request to amend 11 claims.  On August 24, the Company filed a request for rehearing with the PTAB, arguing that the eleven amended claims are not patentable because Shure withheld from the PTAB two allegedly material references that render those claims unpatentable. That request is pending.  Also on August 24, the Company filed a request for sanctions with the PTAB, arguing that Shure’s failure to disclose two material references to the PTAB violated Shure’s duty of candor.

S-10

●          Shure, Incorporated, et al. v. ClearOne, Inc., 19-cv-1343 (D. of Delaware). On April 14, 2020, Shure moved for a temporary restraining order and preliminary injunction to prevent the Company from selling the BMA CT and BMA CTH, alleging that these products infringed Shure’s U.S. Patent D865723 (the “D’723 Patent”). The Company opposed the motions, and on May 1, Magistrate Judge Burke issued a report and recommendation denying Shure’s request for a temporary restraining order, finding that Shure had failed to show that it would suffer irreparable harm in the absence of injunctive relief and that ClearOne had raised a “substantial question” as to the validity of the D’723 Patent (“R&R”).  On May 8, Shure filed objections to the R&R with the district court judge, and on May 15, the Company filed a response to Shure’s objections. Shure’s objections remain pending.  Shure’s motion for a preliminary injunction also remains pending, and a hearing on the motion is scheduled for September 21.  On July 28, the Court held a claim construction hearing on the D’723 Patent.  On August 24, the parties informed the Court by letter of the PTAB’s final written decision in IPR2019-00683. In that letter, Shure indicated that it intended to assert “some or all of the amended new claims . . . once the [PTAB] issues a certificate confirming those claims,” which is not expected to occur for several months. Shure also informed the Court that it “does not currently plan to assert original claims 6 and 34 in the present litigation” and that it “is currently considering whether it will appeal the [PTAB’s] decision as to the claims found unpatentable.” In light of its request for rehearing, the Company requested that the stay remain in place.

●          ClearOne, Inc. v. Shure, Incorporated, et al., 19-cv-7285 (N.D. of Illinois) – In this matter, the Company sought a declaratory judgment of non-infringement of Shure’s D’723 Patent.  The parties disputed where Shure’s D’723 Patent should be litigated.  The Company argued that it should be litigated in this case in the Northern District of Illinois.  Shure argued that it should be litigated in Case No. 19-cv-1343 in Delaware (discussed in the preceding section).  The Delaware court decided that the dispute over the D’723 Patent should be decided in the District of Delaware.  Therefore, the Company voluntarily dismissed its action in the Northern District of Illinois without prejudice.

●          Shure, Incorporated v. ClearOne. Inc., PGR2020-00079 (PTAB). In this matter, Shure challenges the patentability of the Company’s U.S. Patent No. 10,728,653 in a post grant review proceeding before the PTAB. The petition was filed on July 28, 2020, and the Company may file a response within three months. The PTAB will decide whether to grant the petition to institute the proceeding within five months of the petition, and if the PTAB institutes the proceeding, a final determination must be made no more than one year later.

Corporate Information

We were incorporated in Utah in 1983 and reincorporated in Delaware on October 25, 2018. We are headquartered in Salt Lake City, Utah. We have other locations in Gainesville, Florida; Austin, Texas; Zaragoza, Spain; Chennai, India; and Dubai, United Arab Emirates. Our website address is http://www.clearone.com. Our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and any amendments to such reports are available, free of charge, on our website in the “Investor Relations” section under “Company.”  We do not incorporate by reference into this prospectus supplement or the accompanying prospectus the information on, or accessible through, our website, and you should not consider it as part of this prospectus supplement or the accompanying prospectus.

S-11

THE OFFERING

Common stock offered by us	2,116,050 Shares
Common stock outstanding before this offering	16,655,207 shares
Common stock outstanding after this offering	18,771,257 shares
Use of proceeds	We intend to use the net proceeds from this offering for general corporate purposes and working capital.
Risk factors

You should read the “Risk Factors” beginning on page 14 of our Annual Report on Form 10-K for the year ended December 31, 2019, on page S-13 of this prospectus supplement and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors to consider before deciding to purchase shares of our common stock.

Nasdaq Capital Market symbol	CLRO
Concurrent Private Placement

In a concurrent private placement, we are also selling to purchasers of shares of our Common Stock in this offering, Warrants to purchase up to 1,058,025 shares of our Common Stock.  The Warrants will be immediately exercisable at an exercise price of $2.43 per share and will expire five (5) years from September 16, 2020.  The Warrants and the shares of our Common Stock issuable upon the exercise of the Warrants, are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder. See “Private Placement Transaction.” Pursuant to the securities purchase agreement, dated September 13, 2020, by and among the Company and the investor signatories thereto, we will use commercially reasonable efforts to cause a registration statement on Form S-1 providing for the resale by holders of shares of our Common Stock issuable upon the exercise of the Warrants, to become effective within 90 days following September 16, 2020, and to keep such registration statement effective until such time as no holder owns any Warrants or Warrant Shares issuable upon exercise thereof.

The number of shares of common stock to be outstanding after this offering as reflected in the table above is based on the actual number of shares outstanding as of June 30, 2020 which was 16,655,207, and does not include, as of that date:

•	542,196 shares of common stock issuable upon the exercise of outstanding options, with a weighted average exercise price of $9.00 per share;

•	340,909 shares of common stock issuable upon the exercise of outstanding warrants, with a weighted average exercise price of $1.76 per share;

•	1,421,801 shares of common stock issuable upon the conversion of $3.0 million of outstanding secured convertible notes at a conversion price of $2.11 per share;
•	952,898 shares of common stock reserved for future issuance pursuant to our Equity Incentive Plan;
•	418,384 shares of common stock reserved for future issuance pursuant to our employee stock purchase plan; and
•	1,058,025 shares of common stock issuable upon the exercise of warrants to be issued in the concurrent private placement with this offering.

S-12

 RISK FACTORS

Before you make a decision to invest in the securities that we are offering pursuant to this prospectus supplement, you should consider carefully the risks described below, together with other information in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein. If any of the following events actually occur, our business, operating results, prospects or financial condition could be materially and adversely affected. This could cause the trading price of our common stock to decline and you may lose all or part of your investment. The risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also significantly impair our business operations and could result in a complete loss of your investment.

See “Risk Factors” beginning on page 14 of our Annual Report on Form 10-K for the year ended December 31, 2019, which are incorporated herein by reference.

As a result of Edward D. Bagley’s significant share ownership position in the Company,  he is able to influence corporate matters.

Based solely on filings by Edward D. Bagley under Regulation 13D and Section 16 of the Exchange Act, Mr. Bagley beneficially owns approximately 44.7% of our outstanding shares of common stock.  Pursuant to the Note Purchase Agreement, dated December 8, 2019, by and between Mr. Bagley and the Company, Mr. Bagley also has a security interest in substantially all of the assets of the Company as well as certain observer rights with respect to meetings of our board of directors.  In addition, Mr. Bagley’s daughter, Lisa Higley, is a member of our board of directors.  Based on Mr. Bagley’s significant share ownership, as well as his security interests in substantially all of our assets, Mr. Bagley will be able to significantly influence who serves on our board of directors and the outcome of matters required to be submitted to our stockholders for approval, including, without limitation, decisions relating to the outcome of any proposed merger or consolidation of our company and Mr. Bagley’s significant interest in us may discourage third parties from seeking to acquire control of us, which may adversely affect the market price of our common stock. In addition, based solely on filings by other members of Mr. Bagley’s family and their family trusts under Regulation 13D and Section 16 of the Exchange Act, such family members and their family trusts collectively beneficially own an additional 22.5% of our outstanding shares of common stock, however, Mr. Bagley asserts he does not have control over and disclaims beneficial ownership of such shares. Mr. Bagley’s interests and the interests of his family and their family trusts may not be consistent with those of our other stockholders, including investors who purchase shares in this offering.

Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds in ways that increase the value of your investment.

Our management will have broad discretion to use the net proceeds we receive from this offering, and you will be relying on the judgment of our management regarding the application of these proceeds. We have not designated any portion of the net proceeds from this offering to be used for any particular purpose other than for general corporate purposes and working capital. Our management could spend the proceeds in ways that do not necessarily improve our operating results or enhance the value of our common stock.

You will experience immediate dilution in the net tangible book value per share of the common stock you purchase.

As of June 30, 2020, the net tangible book value of our common stock was $23.6 million, or $1.42 per share. Because the price per share being offered is substantially higher than the net tangible book value per share of our common stock, there will be an immediate increase in pro forma as adjusted net tangible book value per share to our existing stockholders and immediate dilution in pro forma as adjusted net tangible book value per share to investors participating in this offering. See “Dilution” on page S-17 for a more detailed discussion of the dilution you will incur in connection with this offering.

 We may require additional financing after completion of this offering which may not be available to us on acceptable terms or at all.

As of June 30, 2020, we had approximately $2.1 million of cash and cash equivalents.  After our receipt of the net proceeds from this offering, we anticipate having sufficient cash on hand, cash from future operations and cash from the sale of marketable securities to fund our operations for the next twelve months, however there can be no assurance that efforts to enforce our patents will be successful or that our marketing and sales efforts will progress as anticipated or that our cash generated from operations will be as expected.

If we are unsuccessful in completing this offering, management is uncertain that our current and anticipated cash on hand, cash from future operations and cash from the sale of marketable securities would be sufficient to support currently forecasted operations through at least the next twelve months, and we may need additional debt or equity financing in the next twelve months to execute our business plan and to be able to continue as a going concern.  If in the future, we fail to satisfy the continued listing standards of NASDAQ, we may not be able to sell shares of our common stock.  Accordingly, if additional debt or equity financings are needed, market conditions may limit our ability to raise capital on favorable terms, or at all, and the terms of any public or private offerings of debt or equity securities likely would be significantly dilutive to existing shareholders.

S-13

We cannot guarantee that we would be able to obtain any such additional debt or equity financing on commercially reasonable terms or at all. If we fail to obtain the necessary financing in this offering or in future debt or equity financing when needed, we may not be able to execute our business plan, which would have a material adverse effect on our growth strategy and our results of operations and financial condition as well as our overall ability to continue as a going concern. Management also believes that, if necessary, it can implement plans in the short term to conserve existing cash should additional financing activities be delayed.

Investors in this offering may suffer additional dilution as a result of future financing transactions.

If we issue additional common stock, or securities convertible into or exchangeable or exercisable for common stock, our stockholders, including investors who purchase shares of common stock in this offering, may experience additional dilution. We may not be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders.

The issuance of additional common stock may negatively impact the trading price of our common stock.

We have issued equity securities in the past, will issue equity securities in this offering and may continue to issue equity securities to finance our activities in the future. In addition, outstanding options and warrants to purchase our common stock may be exercised, outstanding secured convertible notes may be converted to shares of our common stock, and additional options and warrants may be issued, resulting in the issuance of additional shares of common stock. The issuance by us of additional shares of common stock, including the shares of common stock issued by us in this offering, would result in dilution to our stockholders, and even the perception that such an issuance may occur could have a negative impact on the trading price of our common stock.

The market price of our common stock is volatile, and the value of your investment could decline significantly.

The trading price for our common stock has been, and we expect it to continue to be, volatile.  The price at which our common stock trades depends upon a number of factors, including our historical and anticipated operating results, our financial situation, announcements of technological innovations or new products by us or our competitors, our ability or inability to continue the listing of our common stock on a national securities exchange, our ability or inability to raise the additional capital we may need and the terms on which we raise it, and general market and economic conditions, some of which are beyond our control.  These broad market fluctuations may lower the market price of our common stock and affect the volume of trading in our stock. If the market price of our common stock after this offering does not exceed the offering price, you may not realize any return on your investment and may lose some or all of your investment.

Because we do not intend to pay dividends on our common stock, stockholders will benefit from an investment in our stock only if it appreciates in value.

We currently intend to retain all future earnings, if any, for use in the operations and expansion of the business. As a result, we do not anticipate paying cash dividends in the foreseeable future. Any future determination as to the declaration and payment of cash dividends will be at the discretion of our board of directors and will depend on factors the board of directors deems relevant, including among others, our results of operations, financial condition and cash requirements, business prospects, and the terms of our secured convertible notes and other financing arrangements. Accordingly, realization of a gain on stockholders’ investments will depend on the appreciation of the price of our stock. There is no guarantee that our stock will appreciate in value.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospects and the documents we incorporate by reference into this prospectus supplement and the accompanying prospectus may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, about the Company and its subsidiaries. We intend the coverage of our forward-looking statements to be within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact, and can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "will," "could," "should," "projects," "plans," "goal," "targets," "potential," "estimates," "pro forma," "seeks," "intends," or "anticipates" or the negative form of these terms or comparable qualifying words. The basis for our forward-looking statements includes our current expectations and a number of known and unknown risks and uncertainties that could cause actual outcomes to differ materially from our forward-looking statements. We caution readers not to place undue reliance on our forward-looking statements. In light of inherent uncertainties in forward-looking statements, the reader should not interpret inclusion of these statements as any representation by us or any other person that we will achieve or accomplish any of the matters expressed within the scope of any of our forward-looking statements. We assume no obligation to publicly update or revise our forward-looking statements or to advise of any changes regarding the basis of our assumptions and other factors relating to the forward-looking statements.

S-14

These forward-looking statements represent our estimates and assumptions only as of the date of this prospectus supplement. Unless required by U.S. federal securities laws, we do not intend to update any of these forward-looking statements to reflect circumstances or events that occur after the statement is made or to conform these statements to actual results. Forward-looking statements should be read in conjunction with the consolidated financial statements and notes thereto appearing in our Annual Report on Form 10-K and our Quarterly Reports on Forms 10-Q. Our actual results may differ materially from those anticipated in these forward- looking statements as a result of various factors, including those set forth under “Risk Factors” in this prospectus supplement and the accompanying prospectus.

You should carefully consider all the information in or incorporated by reference in this prospectus supplement and the accompanying prospectus prior to investing in our securities.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the shares offered pursuant to this prospectus supplement will be approximately $4.8 million. “Net proceeds” is what we expect to receive after paying the placement agent fees and other expenses of this offering payable by us.

We will use the net proceeds from this offering for general corporate purposes and working capital.

Until we use the net proceeds of this offering, we may invest the funds in short-term, investment grade, interest-bearing securities.

DESCRIPTION OF OUR COMMON STOCK

In this offering, we are offering 2,116,050 shares of our common stock.

Common Stock

As of the date of this prospectus supplement, our authorized capital stock consists of 50,000,000 shares of common stock, par value $0.001 per share. As of September 13, 2020, there were 16,655,207 shares of our common stock outstanding.

In addition, as of September 13, 2020, there were: (i) 511,196 shares of common stock issuable upon the exercise of outstanding options, with a weighted average exercise price of $9.35 per share; (ii) 340,909 shares of common stock issuable upon the exercise of outstanding warrants, with a weighted average exercise price of $1.76 per share; (iii) 1,421,801 shares of common stock issuable upon the conversion of $3.0 million of outstanding secured convertible notes at a conversion price of $2.11 per share; (iv) 983,898 shares of common stock reserved for future issuance pursuant to our Equity Incentive Plan; and (v) 418,384 shares of common stock reserved for future issuance pursuant to our employee stock purchase plan.

The material terms and provisions of our common stock and each other class of our securities which may qualify or limit the rights and privileges of our common stock are described under the caption “Description of Our Common Stock” in the accompanying prospectus.

The transfer agent for our common stock is Colonial Stock Transfer. Our common stock is traded on the Nasdaq Capital Market under the symbol “CLRO.”

S-15

CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2020 on an actual basis and on an as adjusted basis to reflect this offering.

The table should be read in conjunction with, and is qualified in its entirety by reference to, our unaudited historical financial statements and the accompanying notes included in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, which are incorporated by reference herein.

	June 30, 2020
	Actual (unaudited)	As Adjusted (unaudited)
	(dollars in thousands)
Stockholders’ equity:
Common stock, $0.001 par value; 50,000,000 shares authorized; 16,655,207 shares issued and outstanding as of June 30, 2020; 18,771,257 shares issued and outstanding as adjusted	$17	$19
Additional paid-in capital	58,580	63,351
Accumulated other comprehensive loss	(211)	(211)
Accumulated deficit	(17,667)	(17,667)
Total stockholders’ equity	$40,719	$45,492

The information above is based on 16,655,207 shares of our common stock outstanding as of June 30, 2020 and does not include:

•	542,196 shares of common stock issuable upon the exercise of outstanding options, with a weighted average exercise price of $9.00 per share;

•	340,909 shares of common stock issuable upon the exercise of outstanding warrants, with a weighted average exercise price of $1.76 per share;

•	1,421,801 shares of common stock issuable upon the conversion of $3.0 million of outstanding secured convertible notes at a conversion price of $2.11 per share;
•	952,898 shares of common stock reserved for future issuance pursuant to our Equity Incentive Plan;
•	418,384 shares of common stock reserved for future issuance pursuant to our employee stock purchase plan; and
•	1,058,025 shares of common stock issuable upon the exercise of warrants to be issued in the concurrent private placement with this offering.

S-16

DILUTION

Purchasers of the shares of common stock offered by this prospectus supplement and the accompanying prospectus will suffer immediate and substantial dilution in the net tangible book value per share of common stock.  Our net tangible book value on June 30, 2020 was approximately $23.6 million, or $1.42 per share of common stock. “Net tangible book value” is total assets minus the sum of total liabilities and intangible assets. “Net tangible book value per share” is net tangible book value divided by the total number of shares of common stock outstanding. After giving effect to the sale of the shares offered by us in this offering at a price of $2.4925 per share, less the placement agent fees and other expenses of this offering payable by us, our as adjusted net tangible book value on June 30, 2020 would have been approximately $28.4 million, or $1.51 per share of common stock. The following table illustrates the as adjusted increase in net tangible book value of $0.09 per share and the dilution (the difference between the offering price per share and as adjusted net tangible book value per share) of $0.98 per share to new investors in this offering:

Public offering price per share		$2.4925
Net tangible book value per share on June 30, 2020	$1.42
Increase in net tangible book value per share attributable to offering	$0.09
As adjusted net tangible book value per share on June 30, 2020 after giving effect to the offering	$1.51
Dilution per share to new investors in the offering		$0.9825

The above discussion and tables are based on 16,655,207 common shares outstanding at June 30, 2020, and do not include, as of that date:

•	542,196 shares of common stock issuable upon the exercise of outstanding options, with a weighted average exercise price of $9.00 per share;

•	340,909 shares of common stock issuable upon the exercise of outstanding warrants, with a weighted average exercise price of $1.76 per share;

•	1,421,801 shares of common stock issuable upon the conversion of $3.0 million of outstanding secured convertible notes at a conversion price of $2.11 per share;
•	952,898 shares of common stock reserved for future issuance pursuant to our Equity Incentive Plan;
•	418,384 shares of common stock reserved for future issuance pursuant to our employee stock purchase plan; and
•	1,058,025 shares of common stock issuable upon the exercise of warrants to be issued in the concurrent private placement with this offering.

S-17

PRIVATE PLACEMENT TRANSACTION

 In a concurrent private placement, we are selling to purchasers of our Common Stock in this offering, warrants to purchase up to 1,058,025 shares of our Common Stock.

The Warrants and the shares of our Common Stock issuable upon the exercise of the Warrants are not being registered under the Securities Act, are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder. Accordingly, purchasers of the Warrants, may only sell shares of Common Stock issued upon exercise of the Warrants being sold to them in the concurrent private placement, pursuant to an effective registration statement under the Securities Act covering the resale of those shares, an exemption under Rule 144 under the Securities Act or another applicable exemption under the Securities Act.

Each Warrant will be immediately exercisable at an exercise price of $2.43 per share, subject to adjustment, and will remain exercisable for five (5) years from September 16, 2020, but not thereafter.

A holder of Warrants will not have the right to exercise any portion of its Warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the holder’s option upon issuance, 9.99%) of the number of shares of our Common Stock outstanding immediately after giving effect to such exercise; provided, however, that upon notice to the Company, the holder may increase or decrease such beneficial ownership limitation, provided that in no event shall such beneficial ownership limitation exceed 9.99% and any increase in the beneficial ownership limitation will not be effective until 61 days following notice of such increase from the holder to us. In addition, the holders of the Warrants will have the right to participate in any rights offering or distribution of assets together with the holders of our Common Stock on an as-exercised basis. Except as otherwise provided in the Warrants or by virtue of such holder's ownership of our Common Stock, the holder of a Warrant does not have the rights or privileges of a holder of our Common Stock, including any voting rights, until the holder exercises the Warrant.

The exercise price and number of the shares of our Common Stock issuable upon the exercise of the Warrants will be subject to adjustment for stock splits, reverse splits, and similar capital transactions, as described in the Warrants. The Warrants will be exercisable on a “cashless” basis in certain circumstances.

In the event of a fundamental transaction, as described in the Warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the Warrants will be entitled to receive upon exercise of the Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Warrants immediately prior to such fundamental transaction. In addition, in the event of a fundamental transaction which is approved by our Board, the holders of the Warrants have the right to require us or a successor entity to redeem the Warrant for cash in the amount of the Black-Scholes value of the unexercised portion of the Warrant on the date of the consummation of the fundamental transaction. In the event of a fundamental transaction which is not approved by our Board, the holders of the Warrants have the right to require us or a successor entity to redeem the Warrant for the consideration paid in the fundamental transaction in the amount of the Black Scholes value of the unexercised portion of the Warrant on the date of the consummation of the fundamental transaction.

Pursuant to the securities purchase agreement, dated September 13, 2020, by and among the Company and the investor signatories thereto, we will use commercially reasonable efforts to cause a registration statement on Form S-1 providing for the resale by holders of shares of our Common Stock issuable upon the exercise of the Warrants, to become effective within 90 days following September 16, 2020, and to keep such registration statement effective until such time as no holder owns any Warrants or Warrant Shares issuable upon exercise thereof.

S-18

PLAN OF DISTRIBUTION

We have engaged H.C. Wainwright & Co., LLC (the “placement agent”) to act as our exclusive placement agent in connection with this offering. The placement agent has no commitment to buy any of the securities. We will enter into a securities purchase agreement directly with investors in connection with this offering and we may not sell the entire amount of shares of our Common Stock offered pursuant to this prospectus supplement. We will make offers only to a limited number of qualified institutional buyers and accredited investors.  The terms of this offering were subject to market conditions and negotiations between us, the placement agent and prospective investors. The placement agent is also acting as placement agent for the Private Placement Transaction. The placement agent may retain sub-agents and selected dealers in connection with this offering.

We have agreed to indemnify the placement agent against specified liabilities relating to or arising out of the agent’s activities as placement agent.

Fees and Expenses

We have agreed to pay the placement agent (i) a total cash fee equal to 6.0% of the aggregate gross proceeds of this offering, (ii) reimbursement for its out-of-pocket expenses, including fees and expenses of counsel, incurred in connection with the Offering in the amount of $50,000, and (iii) $12,900 for the clearing expenses of the placement agent in connection with this offering.

We estimate the total expenses of this offering paid or payable by us, excluding the placement agent fees and including the placement agent expenses, will be approximately $180,000. After deducting the fees due to the placement agent and our estimated expenses in connection with this offering, we expect the net proceeds from this offering will be approximately $4.8 million.

The following table shows the per share and total cash fees we will pay to the placement agent in connection with the sale of the shares of our Common Stock pursuant to this prospectus supplement and the accompanying prospectus.

	Per Share of Common Stock	Total
Public offering price	$2.4925	$5,274,254.63
Placement Agent fees	$0.14955	$316,455.28
Proceeds, before expenses, to us	$2.34295	$4,957,799.35

S-19

Tail Financing Payments

We have also agreed to pay the placement agent, subject to certain exceptions, a tail fee equal to the cash and warrant compensation in this offering, if any investor, who was contacted or introduced to the Company by placement agent during the term of its engagement or introduced to us by placement agent during the term of its engagement, provides us with capital in any public or private offering or other financing or capital raising transaction during the 12-month period following the consummation of this offering.

Right of First Refusal

In addition, we have granted a right of first refusal to the placement agent pursuant to which it has the right to act as the exclusive advisor, manager or underwriter or agent, as applicable, if we or our subsidiaries sell or acquire a business, finance any indebtedness using an agent, or raise capital through a public or private offering of equity or debt securities at any time prior to the 12 month anniversary of the consummation date of this offering.

Other Relationships

From time to time, the placement agent may provide in the future various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which they may receive customary fees and commissions. However, except as disclosed in this prospectus, we have no present arrangements with the placement agent for any further services.

Regulation M

        The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act and any fees received by it and any profit realized on the sale of the securities by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. The placement agent will be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the placement agent. Under these rules and regulations, the placement agent may not (i) engage in any stabilization activity in connection with our securities and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

Listing of Common Stock

Our common stock is listed on the NASDAQ Capital Market under the symbol “CLRO.” On September 11, 2020, the last reported sale price of our common stock, as reported on the NASDAQ Capital Market, was $2.43 per share.

S-20

LEGAL MATTERS

Certain legal matters with respect to the validity of common stock offered by this prospectus supplement will be passed upon for us by Seyfarth Shaw LLP, New York, New York. Ellenoff, Grossman & Schole LLP, New York, New York, is acting as counsel to the placement agent in connection with this offering.

EXPERTS

The consolidated financial statements of ClearOne, Inc. incorporated in this prospectus supplement by reference from ClearOne Inc.'s Annual Report on Form 10-K for the year ended December 31, 2019 were audited by Tanner LLC, an independent registered public accounting firm, as stated in their report which is incorporated herein by reference. Such consolidated statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are an SEC reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-3 under the Securities Act, with respect to the Common Stock offered under this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the shares being offered under this prospectus supplement and the accompanying prospectus, we refer you to the complete registration statement and the exhibits and schedules filed as a part of the registration statement. You may read and copy the registration statement, as well as our reports, proxy statements and other information, at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The SEC's Internet site can be found at http://www.sec.gov. You can also obtain copies of materials we file with the SEC from our Internet website found at http://www.clearone.com/. The information contained in our website is not a part of this prospectus supplement or the accompanying prospectus.

IMPORTANT INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to "incorporate by reference" information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The documents incorporated by reference into this prospectus supplement contain important information that you should read about us. The following documents are incorporated by reference into this prospectus supplement:

              (a) our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as filed with the SEC on March 30, 2020;

(b) our Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2020, as filed with the SEC on May 20, 2020, and for the fiscal quarter ended June 30, 2020, as filed with the SEC on August 13, 2020;

(c) our Current Reports on Form 8-K, as filed with the SEC on January 2, 2020 (Item 5.07), February 3, 2020 (Items 1.01 and 9.01), July 22, 2020 (Item 5.02), August 25, 2020 (Item 8.01), September 2, 2020 (Items 8.01 and 9.01) and September 14, 2020 (Items 1.01, 3.02, 8.01 and 9.01);

(d) our definitive proxy statement on Schedule 14A as filed with the SEC on December 11, 2019; and

(e) the description of our common stock set forth in our definitive proxy statement on Schedule 14A as filed with the SEC on September 24, 2018.

S-21

All documents subsequently filed by us (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, including those made after the date of the initial filing of the registration statement of which this prospectus supplement forms a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the Common Stock made by this prospectus supplement, are deemed to be incorporated by reference into this prospectus supplement. Such future filings will become a part of this prospectus supplement from the respective dates that such documents are filed with the SEC.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that such statement contained herein or in any other subsequently filed document, which is also incorporated or deemed to be incorporated herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

The documents incorporated by reference into this prospectus supplement are also available on our corporate website at http://www.clearone.com under the heading "Investor Relations." Information contained on, or that can be accessed through, our website is not part of this prospectus supplement, and you should not consider information on our website to be part of this report unless specifically incorporated herein by reference You may obtain copies of any or all of the documents incorporated by reference in this prospectus supplement from us free of charge by requesting them in writing or by telephone at the following address:

ClearOne, Inc.

5225 Wiley Post Way, Suite 500

Salt Lake City, UT 84116

(801-975-7200

Exhibits to the filings will not be sent, unless those exhibits have been specifically incorporated by reference in this prospectus supplement and the accompanying prospectus.

S-22

PROSPECTUS

CLEARONE, INC.

Common Stock

Warrants

Stock Purchase Contracts

Units

ClearOne, Inc. may offer, from time to time, common stock, warrants to purchase common stock, stock purchase contracts or units. We will provide the specific terms of any offering and the offered securities in supplements to this prospectus. Any prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.

We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

Our common stock is listed on The NASDAQ Capital Market under the symbol “CLRO.” The closing price of our common stock as reported on The NASDAQ Capital Market on August 24, 2020 was $2.92 per share.

By means of this prospectus, we may offer up to $10,000,000 of common stock, warrants to purchase common stock, stock purchase contracts or units pursuant to General Instruction I.B.6 of Form S-3. As of August 18, 2020, the aggregate market value of our outstanding shares of common stock held by non-affiliates, or the public float, was $18,254,073 which was calculated based on 5,704,398 shares of outstanding common stock held by non-affiliates and on a price per share of $3.20, the closing price of our common stock on August 18, 2020. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our common stock in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75,000,000. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12-calendar months prior to and including the date of this prospectus.As a result, we are currently eligible to offer and sell up to an aggregate of approximately $6.1 million of our securities pursuant to General Instruction I.B.6. of Form S-3.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement or a free writing prospectus.

You should carefully read and consider the risk factors under Part I, Item 1A contained in our most recent Annual Report on Form 10-K for risks relating to investments in our securities, as such risk factors may be supplemented or amended from time to time under Part II, Item 1A of our Quarterly Reports on Form 10-Q.

Our mailing address and telephone number are:

5225 Wiley Post Way

Suite 500

Salt Lake City, Utah 84116

(801) 975-7200

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or completeness of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 1, 2020

IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS

Except as otherwise indicated herein or as the context otherwise requires, references in this prospectus to "ClearOne," "CLRO," "the Company," "we," "us," "our," and similar references refer to ClearOne, Inc. and its subsidiaries.

In considering any decision regarding an investment in the securities which are the subject of this prospectus, you should rely only upon the information contained in this prospectus or any applicable prospectus supplement and the information that we incorporate by reference into this prospectus or any applicable prospectus supplement. We have not authorized any persons to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. For further information, see the section of this prospectus entitled “Where You Can Find More Information.”

You should not assume that the information appearing in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date on the front cover of this prospectus or the applicable prospectus supplement, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any prospectus supplement or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since such dates.

This prospectus is an offer to sell only the securities that are offered hereby, and only where it is lawful to do so. This prospectus does not offer to sell, or ask for offers to buy, any of our securities in any state or jurisdiction (within or outside the United States) where it would not be lawful or where the person making the offer is not qualified to do so.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the "SEC") using a “shelf” registration process. Under the shelf registration process, we may from time to time, offer and sell to the public the securities covered by this prospectus in one or more offerings up to a total dollar amount of $10,000,000. Please carefully read both this entire prospectus together with all information that we incorporate by reference. See the section of this prospectus under the caption: "Incorporation of Certain Information by Reference."

This prospectus provides you with a general description of the shares we may offer. Each time we sell shares of our common stock, we will provide a prospectus supplement that will contain specific information about the shares being offered and the terms of that offering. The prospectus supplement may also add to, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the information in any accompanying prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Incorporation of Documents by Reference” carefully before making an investment decision.

We may sell shares of our common stock to or through underwriters, dealers, or agents or directly to purchasers. We and our agents reserve the sole right to accept and to reject in whole or in part any proposed purchase of shares. A prospectus supplement, which we will provide each time shares are offered, will provide the names of any underwriters, dealers or agents involved in the sale of the shares, and any applicable fee, commission or discount arrangements with them.

1

OUR BUSINESS

We were incorporated in Utah in 1983 and reincorporated in Delaware on October 25, 2018. The Company is headquartered in Salt Lake City, Utah. The Company has other locations in Gainesville, Florida; Austin, Texas; Zaragoza, Spain; Chennai, India; and Dubai, United Arab Emirates.

We area global company that designs, develops and sells conferencing, collaboration, and AV networking solutions for voice and visual communications. The performance and simplicity of our advanced, comprehensive solutions offer a high level of functionality, reliability and scalability. We derive a major portion of our revenue from audio conferencing products and microphones by promoting our products in the professional audio-visual channel. We have extended our total addressable market from the installed audio conferencing market to adjacent complementary markets – microphones, video collaboration and AV networking. We have achieved this through strategic technological acquisitions as well as by internal product development.

Our comprehensive line of high-quality conferencing and collaboration products are targeted for large, medium and small businesses, as well as for personal use. We have been a global market leader in the installed professional audio conferencing market, where our products are used in numerous industries such as enterprise, healthcare, education, government, legal and finance.

We have an established history of product innovation and plan to continue to apply our expertise in audio, video and networked AV to design, develop and introduce innovative new products and enhance our existing products. Our end-users range from some of the world’s largest and most prestigious companies and institutions to small and medium-sized businesses, higher education and government organizations, as well as individual consumers. We sell our commercial products to these end-users through a global network of independent distributors who, in turn, sell our products to dealers, systems integrators and other value-added resellers. We also sell directly to dealers, systems integrators and other value-added resellers. Our solutions save end-users time and money by creating a natural environment for collaboration and communication. Our partners, who are involved in system integration are benefitted with simpler project design and support costs with our products designed and built to work with each other seamlessly.

Additional information about the Company can be found in our periodic and current reports that we file with the SEC.  See “Where You Can Find More Information” and “Incorporation of Certain Information By Reference.”

RISK FACTORS

An investment in our securities involves risks. We urge you to consider carefully the risks identified under “Item IA. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 30, 2020, which report is incorporated by reference in this prospectus, as such information may be amended, supplemented or superseded from time to time by other reports that we subsequently file with the SEC as well as the additional risk factors set forth below.

The exercise of stock options, warrants and conversion of other securities will dilute your percentage of ownership and could cause our stock price to fall.

As of August 13, 2020, we had 16,655,207 shares of common stock issued and outstanding, outstanding stock options to purchase 541,196 shares of our common stock at a weighted average exercise price of $9.00 per share, outstanding warrants to purchase 340,909 shares of our common stock with an exercise price of $1.76 per share, and 1,421,801 shares of common stock reserved for issuance upon conversion of $3.0 million of secured convertible notes at a conversion price of $2.11 per share.

As of August 13, 2020, we also have reserved shares to issue stock options, restricted stock or other awards to purchase or receive up to 953,898 shares of common stock under our Equity Incentive Plan, and an additional 418,384 shares of common stock issuable pursuant to our employee stock purchase plan. In the future, we may grant these additional shares or issue new securities, in accordance with terms described in employment agreements or as part of additional incentive programs. The exercise, conversion or exchange by holders of stock options, restricted stock units, or warrants for shares of common stock, or the issuance of new shares of common stock for additional compensation or future equity offerings will dilute the percentage ownership of our stockholders. Sales of a substantial number of shares of our common stock could cause the price of our common stock to fall and could impair our ability to raise capital by selling additional securities.

2

Our stock price may be volatile.

While our shares of common stock are listed for trading on the Nasdaq Capital Market, the stock market in general, and the stock prices of technology-based companies in particular, have experienced volatility that often has been unrelated to the operating performance of any specific public company. The market price of our common stock has experienced significant fluctuations and may continue to fluctuate significantly. The market price of our common stock may be significantly affected by a variety of factors, including the following:

●statements or changes in opinions, ratings, or earnings estimates made by brokerage firms or industry analysts relating to the market in which we do business or relating to us specifically;

●disparity between our reported results and the projections of analysts;

●the shift in sales mix of products that we currently sell to a sales mix of lower-gross profit product offerings;

●the level and mix of inventory held by our distributors;

●the announcement of new products or product enhancements by us or our competitors;

●technological innovations by us or our competitors;

●success in meeting targeted availability dates for new or redesigned products;

●the ability to profitably and efficiently manage our supply of products and key components;

●the ability to maintain profitable relationships with our customers;

●the ability to maintain an appropriate cost structure;

●quarterly variations in our results of operations;

●general consumer confidence or market conditions, or market conditions specific to technology industry;

●domestic and international economic conditions;

●unexpected changes in regulatory requirements and tariffs;

●our ability to report financial information in a timely manner;

●the markets in which our stock is traded;

●our ability to integrate the companies we have acquired; and

●our ability to successfully utilize our cash reserves resulting from the settlement of litigation and arbitration matters.

These and other market and industry factors may cause the market price and demand for our common stock to fluctuate substantially, regardless of our actual operating performance, which may limit or prevent investors from readily selling their shares of common stock and may otherwise negatively affect the liquidity of our common stock.

Our certification of incorporation designates the Court of Chancery in the State of Delaware as the sole and exclusive forum for certain actions or proceedings that may be initiated by our stockholders, which could discourage claims or limit stockholders’ ability to make a claim against the Company, our directors, officers, and employees.

Our certificate of incorporation states that unless we consent in writing to the selection of an alternative forum, the Court of Chancery in the State of Delaware shall be the sole and exclusive forum for any stockholder to bring (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim for breach of a fiduciary duty owed by any director, officer, employee or agent of the Company to the Company or the Company's stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, our certificate of incorporation or our bylaws or (iv) any action asserting a claim governed by the internal affairs doctrine, in each case subject to the Delaware Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein.

3

These exclusive forum provisions do not apply to claims under the Securities Act or the Exchange Act. The exclusive forum provision may discourage claims or limit stockholders’ ability to submit claims in a judicial forum that they find favorable and may create additional costs as a result. If a court were to determine the exclusive forum provision to be inapplicable and unenforceable in an action, we may incur additional costs in conjunction with our efforts to resolve the dispute in an alternative jurisdiction, which could have a negative impact on our results of operations.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents we incorporate by reference into this prospectus may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, about the Company and its subsidiaries. We intend the coverage of our forward-looking statements to be within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact, and can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "will," "could," "should," "projects," "plans," "goal," "targets," "potential," "estimates," "pro forma," "seeks," "intends," or "anticipates" or the negative form of these terms or comparable qualifying words. The basis for our forward-looking statements includes our current expectations and a number of known and unknown risks and uncertainties that could cause actual outcomes to differ materially from our forward-looking statements. We caution readers not to place undue reliance on our forward-looking statements. In light of inherent uncertainties in forward-looking statements, the reader should not interpret inclusion of these statements as any representation by us or any other person that we will achieve or accomplish any of the matters expressed within the scope of any of our forward-looking statements. We assume no obligation to publicly update or revise our forward-looking statements or to advise of any changes regarding the basis of our assumptions and other factors relating to the forward-looking statements.

For further information on factors which could impact us and the statements contained herein, see the section of this prospectus entitled “Risk Factors” and the “Risk Factors” under Part I, Item 1A in our most recent Annual Report on Form 10-K for risks relating to investments in our securities, as such risk factors may be supplemented or amended from time to time under Part II, Item 1A of our Quarterly Reports on Form 10-Q.  We assume no obligation to update and supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise.

WHERE YOU CAN FIND MORE INFORMATION

We are an SEC reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-3 under the Securities Act, with respect to the securities being offered under this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities being offered under this prospectus, we refer you to the complete registration statement and the exhibits and schedules filed as a part of the registration statement. You may read and copy the registration statement, as well as our reports, proxy statements and other information, at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The SEC's Internet site can be found at http://www.sec.gov. You can also obtain copies of materials we file with the SEC from our Internet website found at http://www.clearone.com/. The information contained in our website is not a part of this prospectus.

4

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The documents incorporated by reference into this prospectus contain important information that you should read about us. The following documents are incorporated by reference into this prospectus:

(a)	our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as filed with the SEC on March 30, 2020;
(b)

Our Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2020, as filed with the SEC on May 20, 2020, and for the fiscal quarter ended June 30, 2020, as filed with the SEC on August 13, 2020;

(c)	our Current Reports on Form 8-K, as filed with the SEC on January 2, 2020 (Item 5.07), February 3, 2020 (Items 1.01 and 9.01), July 22, 2020 (Item 5.02) and August 25, 2020 (Item 8.01);
(d)	our definitive proxy statement on Schedule 14A as filed with the SEC on December 11, 2019; and
(e)	the description of our common stock set forth in our definitive proxy statement on Schedule 14A as filed with the SEC on September 24, 2018.

All documents subsequently filed by us (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, including those made after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the Common Stock made by this prospectus, are deemed to be incorporated by reference into this prospectus. Such future filings will become a part of this prospectus from the respective dates that such documents are filed with the SEC.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that such statement contained herein or in any other subsequently filed document, which is also incorporated or deemed to be incorporated herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The documents incorporated by reference into this prospectus are also available on our corporate website at http://www.clearone.com under the heading "Investor Relations." Information contained on, or that can be accessed through, our website is not part of this prospectus, and you should not consider information on our website to be part of this report unless specifically incorporated herein by reference You may obtain copies of any or all of the documents incorporated by reference in this prospectus from us free of charge by requesting them in writing or by telephone at the following address:

ClearOne, Inc.

5225 Wiley Post Way, Suite 500

Salt Lake City, UT 84116

(801-975-7200

5

USE OF PROCEEDS

We intend to use the net proceeds from any sale of our securities by us for working capital and general corporate purposes.

The intended use of net proceeds from this offering represents our expectations based upon our present plans and business conditions. We cannot predict with certainty all of the particular uses for the proceeds of this offering or the amounts that we will actually spend on the uses described in this prospectus. Accordingly, our management will have significant flexibility in applying the net proceeds of this offering. The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated growth of our business. Pending their use, we intend to invest the net proceeds of this offering in a variety of capital‑preservation investments, including short‑ and intermediate‑term, interest‑bearing, investment‑grade securities.

Our plans to use the estimated net proceeds from the sale of these securities may change and, if they do, we will update this information in a prospectus supplement.

 DESCRIPTION OF OUR COMMON STOCK

The following is only a summary of the terms and conditions applicable to our Common Stock and it not intended to be complete. Our Company is a Delaware corporation and our Common Stock is subject to the provisions of our Certificate of Incorporation ("Certificate of Incorporation") and our Bylaws ("Bylaws").You can access complete information by referring to our Certificate of Incorporation and Bylaws, each as amended to date, which are included as exhibits to the registration statement of which this prospectus forms a part.

Common Stock

The Company has fifty million (50,000,000) shares of common stock, $0.001 par value per share, authorized by its Certificate of Incorporation. The holders of the common stock of the Company shall be entitled at all meetings of stockholders to one vote for each share of such stock held by them. Cumulative voting is expressly prohibited by the Certificate of Incorporation. With respect to any matter, a quorum shall be present at a meeting of stockholders if the holders of a majority of the shares entitled to vote on that matter are represented at the meeting in person or by proxy.

Stockholders of the Company have no preemptive rights to acquire additional shares of common stock or other securities. The common stock is not subject to redemption and carries no subscription or conversion rights. In the event of liquidation of the Company, the shares of common stock are entitled to share equally in corporate assets after satisfaction of all liabilities. Holders of common stock are entitled to receive such dividends as the Board of Directors may from time to time declare out of funds legally available for the payment of dividends. The Company has not paid a cash dividend on our common stock and does not anticipate doing so in the foreseeable future. The Company intends to retain earnings to fund future working capital requirements, infrastructure needs, growth, product development.

The Board of Directors has the authority to issue the authorized but unissued shares of common stock without action by the stockholders. Any future issuance of such shares would reduce the percentage ownership held by existing stockholders and might dilute the book value of their shares.

The shares of our common stock presently outstanding are fully paid and non-assessable, and any shares issued by us pursuant to this prospectus will be fully paid and non-assessable when issued. Our common stock trades on the NASDAQ Capital Market under the symbol “CLRO.”

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Anti-Takeover Provisions

Certificate of Incorporation and Bylaws

Because our stockholders do not have cumulative voting rights, our stockholders holding a majority of the outstanding shares of Common Stock outstanding will be able to satisfy the quorum requirement and be able to elect all of our directors by a plurality of the voting power of the shares present in person or by proxy. Our Certificate of Incorporation and Bylaws provide that all stockholder actions must be effected at a duly called meeting of stockholders and not by written consent. A special meeting of stockholders may be called by a resolution adopted by a majority of our board, our chair of the board, our chief executive officer or the president in absence of the chief executive officer. Any power of the stockholders to call a special meeting is specifically denied by the terms of our Certificate of Incorporation.

These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of us. These provisions are also designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and may have the effect of deterring hostile takeovers or delaying changes in our control or management. As a consequence, these provisions also may inhibit fluctuations in the market price of our stock that could result from actual or rumored takeover attempts.

Section 203 of the Delaware General Corporation Law

We are subject to Section 203 of the Delaware General Corporation Law (the “DGCL”), which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

●	Before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
●

Upon closing of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned by (i) persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●

On or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least sixty-six and two-third percent (66 2/3%) of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines business combination to include the following:

●	Any merger or consolidation involving the corporation and the interested stockholder;
●	Any sale, lease, exchange, mortgage, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;
●	Subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;
●

Any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

●	The receipt by the interested stockholder of the benefit of any loss, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns, or within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.

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NASDAQ Capital Market Listing

Our common stock is listed on the NASDAQ Capital Market under the trading symbol “CLRO.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Colonial Stock Transfer.

 DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. If there are differences between that prospectus supplement and this prospectus, the prospectus supplement will control. Thus, the statements we make in this section may not apply to a particular series of warrants. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement which includes this prospectus.

General

We may issue warrants for the purchase of common stock in one or more series. We may issue warrants independently or together with common stock, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we may issue under a separate agreement. We may enter into the warrant agreement with a warrant agent. Each warrant agent may be a bank that we select which has its principal office in the United States and a combined capital and surplus of at least $50,000,000. We may also choose to act as our own warrant agent. We will indicate the name and address of any such warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

●	the offering price and aggregate number of warrants offered;

●	the currency for which the warrants may be purchased;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

●

in the case of warrants to purchase common stock, the number of shares of common stock purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

●	the warrant agreement under which the warrants will be issued;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

●	anti-dilution provisions of the warrants, if any;

●	the terms of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

●

the dates on which the right to exercise the warrants will commence and expire or, if the warrants are not continuously exercisable during that period, the specific date or dates on which the warrants will be exercisable;

●	the manner in which the warrant agreement and warrants may be modified;

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●	the identities of the warrant agent and any calculation or other agent for the warrants;

●	federal income tax consequences of holding or exercising the warrants;

●	the terms of the securities issuable upon exercise of the warrants;

●	any securities exchange or quotation system on which the warrants or any securities deliverable upon exercise of the warrants may be listed; and

●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including in the case of warrants to purchase common stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 p.m. Eastern Time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate, and in the applicable prospectus supplement, the information that the holder of the warrant will be required to deliver to the warrant agent.

Until the warrant is properly exercised, no holder of any warrant will be entitled to any rights of a holder of the securities purchasable upon exercise of the warrant.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights By Holders of Warrants

Any warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants in accordance with their terms.

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Calculation Agent

Calculations relating to warrants may be made by a calculation agent, an institution that we appoint as our agent for this purpose. The prospectus supplement for a particular warrant will name the institution that we have appointed to act as the calculation agent for that warrant as of the original issue date for that warrant. We may appoint a different institution to serve as calculation agent from time to time after the original issue date without the consent or notification of the holders.

The calculation agent’s determination of any amount of money payable or securities deliverable with respect to a warrant will be final and binding in the absence of manifest error.

DESCRIPTION OF STOCK PURCHASE CONTRACTS

We may issue stock purchase contracts, including contracts obligating holders to purchase from or sell to us, and obligating us to sell to or purchase from the holders, a specified number of shares of common stock at a future date or dates, or a variable number of shares of common stock for a stated amount of consideration, which we refer to in this prospectus as stock purchase contracts. The price per share of the securities and the number of shares of the securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts, and may be subject to adjustment under anti-dilution formulas.

The stock purchase contracts may require holders to secure their obligations in a specified manner and in certain circumstances we may deliver newly issued prepaid stock purchase contracts upon release to a holder of any collateral securing such holder’s obligations under the original stock purchase contract. The stock purchase contracts may be issued separately or as a part of units consisting of a stock purchase contract and, as security for the holder’s obligations to purchase the shares under the stock purchase contracts, debt obligations of third parties, including U.S. Treasury securities. The stock purchase contracts may require us to make periodic payments to the holders of these units or vice versa, and such payments may be unsecured or prefunded on some basis.

The applicable prospectus supplement will describe the terms of any stock purchase contracts offered thereby and will contain a discussion of any material federal income tax considerations applicable to the stock purchase contracts. We will file with the SEC as exhibits to a current report on Form 8-K forms of any stock purchase contracts to be issued either separately or as a part of units.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement will describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any unit agreement under which the units will be issued;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units.

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PLAN OF DISTRIBUTION

We may sell the securities being offered pursuant to this prospectus through underwriters or dealers, through agents, or directly to one or more purchasers or through a combination of these methods. The applicable prospectus supplement will describe the terms of the offering of the securities, including:

●	the name or names of any underwriters, if any, and if required, any dealers or agents;

●	the purchase price of the securities and the proceeds we will receive from the sale;

●	any underwriting discounts and other items constituting underwriters’ compensation;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed.

We may distribute the securities from time to time in one or more transactions at:

●	a fixed price or prices, which may be changed;

●	market prices prevailing at the time of sale;

●	prices related to such prevailing market prices; or

●	negotiated prices.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. If an underwriting syndicate is used, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the offered securities if any are purchased.

We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price, with additional underwriting commissions or discounts, as may be set forth in a related prospectus supplement. The terms of any over-allotment option will be set forth in the prospectus supplement for those securities.

If we use a dealer in the sale of the securities being offered pursuant to this prospectus or any prospectus supplement, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, any agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

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In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they act as agents in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase securities directly and then resell the securities, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act.

We may provide agents and underwriters with indemnification against particular civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

In addition, we may enter into derivative transactions with third parties (including the writing of options), or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction, the third parties may, pursuant to this prospectus and the applicable prospectus supplement, sell securities covered by this prospectus and the applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment.

To facilitate an offering of a series of securities, persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the market price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than have been sold to them by us. In those circumstances, such persons would cover such over-allotments or short positions by purchasing in the open market or by exercising the over-allotment option granted to those persons. In addition, those persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to underwriters or dealers participating in any such offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our securities.

All securities we may offer, other than common stock, will be new issues of securities with no established trading market. Any agents or underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities. There is currently no market for any of the offered securities, other than our common stock, which is listed on The NASDAQ Capital Market under the symbol “CLRO.” We have no current plans for listing of the warrants, stock purchase contracts or units on any securities exchange or quotation system; any such listing with respect to any particular warrants, stock purchase contracts or units will be described in the applicable prospectus supplement or other offering materials, as the case may be. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

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In order to comply with the securities laws of some states, if applicable, the securities offered pursuant to this prospectus will be sold in those states only through registered or licensed brokers or dealers. In addition, in some states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.

EXPERTS

The consolidated financial statements of ClearOne, Inc. incorporated in this prospectus by reference from ClearOne Inc.'s Annual Report on Form 10-K for the year ended December 31, 2019 were audited by Tanner LLC, an independent registered public accounting firm, as stated in their report which is incorporated herein by reference. Such consolidated statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

The validity of the securities being offered hereby will be passed upon by Seyfarth Shaw LLP.

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2,116,050 Shares of Common Stock

PROSPECTUS SUPPLEMENT

H.C. Wainwright & Co.

September 13, 2020